Exhibit 7.1

GRANITE FALLS ENERGY, LLC 15045 IIIGIIWAY 23 SE • P.O. BOX 216 • GRANITE FALLS, J\IN • 56241-0216 PIIONE: 320-564-3100 • F,\X: 320-564-3190 July 1, 2020 Fagen Holdings, Inc. 501 W. Highway 212 Granite Falls, MN 56241 Re: Fagen, Inc. Dear Eleanor D. Wood, Per request, we have transferred 3,925 shares from Fagen Inc. to Fagen Holdings, Inc., effective July 1, 2020. Please keep the attached certificate in a safe place. If you have any additional questions, please feel free to contact our office. cSincerely, Elizabeth Lewison Investor Services Coordinator